                                            EXHIBIT 99.1

NVIDIA REPORTS OPERATING RESULTS FOR THIRD QUARTER FISCAL YEAR 2004

Notebook and Platform Momentum Help Drive Revenue Growth

SANTA CLARA, CA. – November 6, 2003 – NVIDIA Corporation (Nasdaq: NVDA) today reported financial results for the third quarter of fiscal 2004 ended October 26, 2003.

For the third quarter of fiscal 2004, revenue increased to $486.1 million, compared to $430.3 million for the third quarter of fiscal 2003, an increase of 13 percent. Net income for the third quarter of fiscal 2004 was $6.4 million, or $0.04 per diluted share, compared to net loss of $48.6 million, or $0.32 per diluted share, for the third quarter of fiscal 2003. The financial results for the third quarter of fiscal 2004 included a charge to operating expense of $3.5 million for the write-off of in-process research and development that resulted from NVIDIA’s acquisition of MediaQ, Inc. in August 2003, and a charge of $13.1 million to other expense related to the full redemption of NVIDIA’s $300 million of 4 ¾% Convertible Subordinated Notes in October 2003.

Revenue for the nine months ended October 26, 2003 was $1.35 billion, compared to revenue of $1.44 billion for the nine months ended October 27, 2002. Net income for the nine months ended October 26, 2003 was $50.3 million, or $0.29 per diluted share, compared to net income of $39.9 million, or $0.24 per diluted share, for the nine months ended October 27, 2002. The financial results for the nine months ended October 27, 2002 included a charge of $61.8 million that resulted from the exchange of certain out-of-the-money employee stock options.

"NVIDIA had a solid quarter and our business fundamentals have turned the corner," stated Jen-Hsun Huang, president and CEO of NVIDIA. "The full potential of our GeForce(TM) FX architecture is just being realized and is propelling our momentum and leadership across all of our products." Mr. Huang added, "Driven by exciting market dynamics such as Microsoft® DirectX ® 9, Microsoft Media Center, 64-bit computing and ultra-low power, each of our businesses are set for strong growth."

Third Quarter Fiscal 2004 Highlights
  NVIDIA began shipping the fastest desktop GPUs in the PC industry with the introduction of the GeForce FX 5950 and GeForce FX 5700. Both desktop GPUs deliver cinematic-quality graphics and studio-quality color, and are the only full 128-bit precision computation GPUs in the industry. The GeForce FX 5700 is the first produced in 0.13 micron at the IBM foundry in East Fishkill, NY.
  Notebook revenue was a record and reflected a successful transition to the GeForce FX Go notebook GPU product line. The GeForce FX Go family is the only top-to-bottom product line to support Microsoft’s DirectX 9 API.
  NVIDIA captured an overwhelming majority of the new design wins launched with Microsoft’s XP Media Center Edition 2004. NVIDIA was the exclusive graphics partner as Microsoft launched the Media Center Edition in Europe.
  Platform processor revenue rebounded strongly with sequential revenue growth of 60 percent. In October, NVIDIA shipped its 6 millionth NVIDIA nForce(TM)2.
  Completed acquisition of MediaQ, marking NVIDIA’s entry into the wireless mobile markets. MediaQ extends NVIDIA’s competencies in ultra-low power design methodologies and system-on-chip designs, as well as in the Microsoft Pocket PC, Microsoft SmartPhone, Palm and Symbian operating systems.
NVIDIA will conduct a conference call with analysts and investors to discuss its third quarter fiscal 2004 financial results and current financial prospects today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time). To listen to the call, please visit the Investor Relations section of the NVIDIA web site at http://www.nvidia.com/ir . A live web cast (listen-only mode) of the conference call will be held at the NVIDIA investor relations web site and at http://www.streetevents.com . The web cast will be recorded and available for replay until the Company’s conference call to discuss its financial results for its fourth quarter fiscal 2004.

About NVIDIA

NVIDIA Corporation is a market leader in visual computing technology dedicated to creating products that enhance the interactive experience on consumer and professional computing platforms. Its graphics and communications processors have broad market reach and are incorporated into a wide variety of computing platforms, including consumer digital-media PCs, enterprise PCs, professional workstations, digital content creation systems, notebook PCs, military navigation systems and video games consoles. NVIDIA is headquartered in Santa Clara, California and employs more than 1,700 people worldwide. For more information, visit the company’s web site at www.nvidia.com .

Certain statements in this press release regarding earnings in the third quarter of fiscal 2004, including the statements relating to the Company's expectations for NVIDIA's family of products and expectations of market position and growth, are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, manufacturing and other delays relating to new products, difficulties in the fabrication process and dependence of the Company on third-party manufacturers, general industry trends including cyclical trends in the PC and semiconductor industries, manufacturing costs and the pricing of components such as memory, the impact of competitive products and pricing alternatives, changes in industry standards and interfaces, market acceptance of the Company's new products, the Company's dependence on third-party developers and publishers and the impact of litigation and other proceedings. Investors are advised to read the Company's Annual Report on Form 10-K filed on April 25, 2003, particularly those sections entitled "Business Risks," for a more complete discussion of these and other risks and uncertainties.

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NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Oct 26,	Oct 27,	Oct 26,	Oct 27,
	2003	2002	2003	2002

Revenue	$486,069	$430,304	$1,350,826	$1,440,494

Cost of revenue	351,938	322,106	960,153	1,025,829
Cost of revenue related to stock option exchange (A)	-	6,164	-	6,164

Gross profit	134,131	102,034	390,673	408,501

Operating expenses:
Research and development	73,052	57,779	197,982	167,500
Sales, general and administrative	42,218	38,693	122,850	112,083
In-process research and development (B)	3,500	-	3,500	-
Stock option exchange (A)	-	55,668	-	55,668

Total operating expenses	118,770	152,140	324,332	335,251

Operating income (loss)	15,361	(50,106)	66,341	73,250

Interest and other income, net	3,260	1,470	7,151	4,541
Convertible debenture redemption expense (C)	(13,068)	-	(13,068)	-

Income (loss) before income tax expense	5,553	(48,636)	60,424	77,791

Income tax expense (benefit) (D)	(803)	-	10,171	37,928

Net income (loss)	$6,356	$(48,636)	$50,253	$39,863

Basic net income (loss) per share	$0.04	$(0.32)	$0.31	$0.26

Diluted net income (loss) per share	$0.04	$(0.32)	$0.29	$0.24

Shares used in basic per share computation	161,582	153,408	160,093	152,129

Shares used in diluted per share computation	173,149	153,408	171,453	168,308

(A) The stock option exchange expense for the three and nine months ended October 27, 2002 was related to personnel associated with manufacturing cost, research and development, and sales, general and administrative of $6.2 million, $35.4 million and $20.2 million, respectively.

(B) Amount represents the write-off of acquired research and development expense from the purchase of MediaQ, Inc. on August 19, 2003 that had not yet reached technological feasability and has no alternative future use.

(C) Amount includes a $7.6 million redemption premium paid for the convertible debentures and $5.5 million of related unamortized issuance costs.
(D) The effective income tax benefit for the three months ended October 26, 2003 was 14.5%. The effective income tax rate for the nine months ended October 26, 2003 was 16.8%. There was no income tax for the three months ended October 27, 2002. The effective income tax rate for the nine months ended October 27, 2002 was 48.8%.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Oct 26,	Jan 26,
	2003	2003
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$612,126	$1,028,413
Accounts receivable, net	157,839	154,501
Inventories	260,819	145,046
Prepaid and other current assets	15,354	12,393
Prepaid and deferred taxes	11,966	11,249

Total current assets	1,058,104	1,351,602

Property and equipment, net	196,230	135,152
Deposits and other assets	6,733	10,473
Prepaid and deferred taxes	44,201	43,317
Goodwill	108,497	54,227
Intangible assets, net	45,015	22,244

Total assets	$1,458,780	$1,617,015

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$242,309	$141,129
Accrued liabilities	187,405	228,467
Current portion of note and capital lease obligations	5,788	5,676
Interest payable	-	4,176

Total current liabilities	435,502	379,448

Deferred income tax liability	6,380	-
Capital lease obligations, less current portion	2,634	4,880
Long-term convertible debenture	-	300,000
Long-term liabilities	4,582	-

Stockholders' equity	1,009,682	932,687

Total liabilities and stockholders' equity	$1,458,780	$1,617,015